AMBASSADORS GROUP, INC.
2009 EQUITY PARTICIPATION PLAN
EMPLOYEE RESTRICTED STOCK AWARD AGREEMENT

THIS AGREEMENT made as of ___________, 200_, by and between Ambassadors Group, Inc., a Delaware corporation (the “Company”), and ___________________ (the “Awardee”).

WITNESSETH:

WHEREAS, the Company has adopted the Ambassadors Group, Inc. 2009 Equity Participation Plan (the “Plan”) for the benefit of its employees, nonemployee directors and consultants and the employees, nonemployee directors and consultants of its affiliates, and

WHEREAS, the Committee has authorized the award to the Awardee of shares of Restricted Stock (“Restricted Shares”) under the Plan, on the terms and conditions set forth in the Plan and as hereinafter provided,

NOW, THEREFORE, in consideration of the premises contained herein, the Company and the Awardee hereby agree as follows:

1. Definitions.

Terms used in this Agreement which are defined in the Plan shall have the same meanings as set forth in the Plan.

2. Award of Restricted Shares.

The Committee hereby awards to the Awardee [insert # of shares] Restricted Shares. All such Restricted Shares shall be subject to the restrictions and forfeiture provisions contained in Sections 4, 5 and 6, such restrictions and forfeiture provisions to become effective immediately upon execution of this Agreement by the parties hereto.

3. Stock Issuance.

The Awardee hereby acknowledges that the Restricted Shares are issued in book entry form on the books and records as kept by the Company’s transfer agent, shall be registered in the name of the Awardee and a stock certificate evidencing the Restricted Shares shall not be delivered to the Awardee until the Awardee satisfies the vesting requirements contained in Section 4.  In the event that a stock certificate is delivered to the Awardee before the vesting requirements are satisfied, the Awardee hereby acknowledges that such stock certificate shall bear the following legend:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of an Agreement entered into between the registered owner and Ambassadors Group, Inc. ________________, effective as of ______________, 200__.  Copies of such Agreement are on file in the offices of the Secretary, Ambassadors Group, Inc., Dwight D. Eisenhower Building, 1956 Ambassador Way, Spokane, Washington 99224-4004.”

4. Vesting.

Subject to Section 9, the Restricted Shares shall vest, no longer be subject to Restrictions and become transferable pursuant to the terms of the Plan upon the fourth anniversary of the date of the Award.

5. Termination of Employment.

Sections 6.2 and 6.4 of the Plan shall control.

6. Restriction on Transferability.

Except as otherwise provided in the Plan and subject to Section 9, the Restricted Shares shall not be transferable unless and until (and solely to the extent) the Awardee satisfies the vesting requirements contained in Section 4.

7. Voting and Dividend Rights.

The Awardee shall have the voting and dividend rights of a stockholder of Common Stock with respect to the Restricted Shares.

8. Regulation by the Committee.

This Agreement and the Restricted Shares shall be subject to the administrative procedures and rules as the Committee shall adopt. All decisions of the Committee upon any question arising under the Plan or under this Agreement, shall be conclusive and binding upon the Awardee.

9. Change of Control.

Notwithstanding the vesting requirements contained in Section 4 and the transfer restrictions contained in Section 6, upon a Change of Control, all of the Restricted Shares shall automatically become fully vested, no longer subject to Restrictions and freely transferable, in each case as of the date of such Change of Control.

10. Withholding.

If the Company or an Affiliate shall be required to withhold any amounts in connection with the Awardee’s Restricted Stock Award by reason of any federal, state or local tax rules or regulations, the Company or Affiliate shall be entitled to deduct and withhold such amounts.

11. Amendment.

The Committee may amend this Agreement at any time and from time to time; provided, however, that no amendment of this Agreement that would impair the Awardee’s rights or entitlements with respect to the Restricted Shares shall be effective without the prior written consent of the Awardee.

12. Plan Terms.

The terms of the Plan are hereby incorporated herein by reference.

13. Effective Date of Award.

The award of each Restricted Share under this Agreement shall be effective as of the date first written above.

14. Awardee Acknowledgment.

By executing this Agreement, the Awardee hereby acknowledges that he or she has received and read the Plan and this Agreement and that he or she agrees to be bound by all of the terms of both the Plan and this Agreement.

ATTEST:	AMBASSADORS GROUP, INC.

___________________________________________	By: ___________________________________________ Its:____________________________________________ _______________________________________, Awardee